                                                                   EXHIBIT 11(a)

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                              SIGA PHARMACEUTICALS
                       Computation of Per Share Earnings




                                            DECEMBER 31, 1996          DECEMBER 31, 1995
                                        -------------------------  --------------------------
                                                       WEIGHTED                   WEIGHTED
                                                       AVERAGE                     AVERAGE
                                           DAYS         SHARES        DAYS         SHARES
                              SHARES    OUTSTANDING  OUTSTANDING   OUTSTANDING  OUTSTANDING
                             ---------  -----------  ------------  -----------  -------------
Shares to founders           2,079,170          365    2,079,170             4     2,079,170


Shares issued in
 March 1996 private
 placement                   1,038,008          308      875,908             -             -


Shares issued in
 September 1996 private
 placement                     250,004           95       65,070             -             -


Cheap Stock
 consideration for shares
 issued in September 1996
 private placement             100,004          365      100,004             4       100,004



Cheap stock
 consideration for stock
 options and warrants
 issued during 1996            319,407          365      319,407             4       319,407
                                                                                  ----------



     Weighted average
     shares outstanding                                3,439,559                   2,498,581

     Net loss for period                             $(2,268,176)                 $   (1,000)
                                                     -----------                  ----------
     Net loss per common share                       $     (0.66)                          -
                                                     ===========                  ==========

                                     E-266